UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

2nd Vote Funds

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

462 Sandcastle Rd. Franklin, TN	37069
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
2ndVote Life Neutral Plus ETF 2ndVote Society Defended ETF	Cboe BZX Exchange, Inc. Cboe BZX Exchange, Inc.	85-3526499 85-3570850

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [   ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   [   ]

Securities Act registration statement file number to which this form relates:   333-239127

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

Reference is made to Pre-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on November 5, 2020 (File Nos. 333-239127; 811-23577), which is incorporated herein by reference. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant’s Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s initial registration statement on Form N-1A filed June 12, 2020 (File Nos. 333-239127; 811-23577).

2. Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s initial registration statement on Form N-1A filed June 12, 2020 (File Nos. 333-239127; 811-23577).

3. Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s initial registration statement on Form N-1A filed June 12, 2020 (File Nos. 333-239127; 811-23577).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 16, 2020	2ND VOTE FUNDS

By: /s/ Daniel Grant
Daniel Grant
President